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                                                                      EXHIBIT 20

[SHELL CENTRE LOGO]

                                                 SHELL OVERSEAS HOLDINGS LIMITED

                                                                    SHELL CENTRE

                                                                 LONDON, SE 17NA

SP InterOil LDC
Shirley House
50 Shirley Street
Nassau
Bahamas


Attention:  Mr Phil Mulacek
            President and Chief Executive Officer
            Petroleum Independent and Exploration Corporation

Dear Sirs,

SHELL AND INTEROIL AGREEMENTS

The proposed agreements and deeds referred to in the schedule below (the PROPOSED AGREEMENTS) have been negotiated by or on behalf of each of the persons expressed to be a party to them and at the date of this letter each of the proposed agreements is in a form acceptable to each of those persons.

In consideration of SP InterOil LDC (SPI) agreeing to procure each of the persons expressed to be a party to a proposed agreement (other than any member of the Shell group of companies) to enter into each proposed agreement to which it is expressed to be party promptly after the date on which the transaction evidenced by the proposed agreements is approved (on terms acceptable to each of SPI and Shell Overseas Holdings Limited (SOHL) by the Independent Consumer & Competition Commission of Papua New Guinea (and in any event within one month after the date on which notice of such approval on such terms is received by SPI and SOHL), SOHL agrees with SPI that SOHL will enter into and procure each other member of the Shell group of companies who is expressed to be a party to a proposed agreement to enter into each proposed agreement to which it is expressed to be party promptly after that date (and in any event within one month after the date on which notice of such approval on such terms is received by SPI and SOHL).

Upon the due execution of each of the proposed agreements, each of them will become effective subject to and in accordance with their terms.

This letter is intended to create a binding, legally enforceable agreement between SOHL and SPI, but nothing in this letter is intended to effect or should be taken as effecting any of the transactions the subject of the proposed agreements.

This letter supersedes in all respects all rights and obligations of SOHL and SPI, and neither SOHL nor SPI has any accrued rights or obligations, pursuant to the letter agreements between them dated 9 April 2001 and 21 January 2004.

The terms of this letter are governed by the laws of Victoria, Australia, and each of SOHL and SPI submits to the non-exclusive jurisdiction of courts exercising jurisdiction there in connection with matters concerning this letter.

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Please confirm SPI's agreement to the matters set out in this letter by having a duly authorised attorney of SPI sign, date and deliver to SOHL the enclosed copy of this letter.

Yours faithfully

/s/ David John Alexander McGuire
----------------------------------------
SHELL OVERSEAS HOLDINGS LIMITED,
by its duly authorised attorney

David John Alexander McGuire
----------------------------------------
Date 21 July 2004

Agreed for and on behalf of SP
INTEROIL LDC by its duly
authorised attorney

/s/ James Max Duddingston Will.s.
-----------------------------------------
Signature

/s/ James Max Duddingston Will.s.
-----------------------------------------
Name

Date 21 July 2004


SCHEDULE

1.    Purchase and Sale Agreement between SOHL and InterOil Corporation (IOC)

2. Domestic Lease Agreement between Shell Papua New Guinea Limited, proposed to be renamed InterOil Distribution Company Limited, (IDC) and a new subsidiary of SOHL to be incorporated in Papua New Guinea, proposed to be called Shell Oil Products (PNG) Limited (SOPL).

3.    SPNG Deed of Acknowledgement & Release between IDC, SOHL and SOPL.

4.    Deed of Charge between IDC and SOPL.

5. Share Mortgage between IOC, SOHL and, if applicable, SPI Distribution Limited (SPIB).

6.    Security Deed between, IOC, SOHL, IDC, IOL, SOPL and SPIB.

7.    Payment Arrangements Deed between IOC, SOHL, IDC and SOPL.

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